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                                                                  EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-75265) pertaining to the resale of stock in connection with the acquisition of Control Software, Inc., the Registration Statement (Form S-8, No. 333-41869) pertaining to the 1997 Director Stock Option Plan, the Registration Statement (Form S-8, No. 333-41867) pertaining to the 1997 Employee Stock Purchase Plan and the Registration Statement (Form S-8, No. 333-75263) pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc., of our report dated November 13, 1999 with respect to the consolidated financial statements of MAXIMUS, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1999.


                                                         /s/ Ernst & Young LLP

                                                             Ernst & Young LLP

Washington, DC
December 21, 1999